Appleby Spurling & Kempe                                                        EXHIBIT 5.2
Barristers & Attorneys                                            TO REGISTRATION STATEMENT

Cedar House, 41 Cedar Avenue, Hamilton HM 12, Bermuda             Your Ref:
Mail:  P.O. Box HM 1179, Hamilton HM EX, Bermuda
Telephone:  441 295 2244
Fax:  441 292 8666/441 295 5328                                   Our Ref: NJ/tls/126298.2
E-mail:  askcorp@ask.bm                                                    Direct Telephone:  441 298 3558
Website:  www.ask.bm                                                       Direct Fax:  441 298 3498
                                                                           Direct E-mail:  njackson@ask.bm
                                                                           8 April 2002

Leucadia National Corporation
C/o Weil Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
USA

Dear Sirs

              Leucadia National Corporation Limited (the "Company")
              -----------------------------------------------------
                       Continuance from Arizona to Bermuda
                       -----------------------------------


You have asked us to render this opinion in our capacity as your special Bermuda counsel as to Bermuda law in connection with the proposed reorganisation of Leucadia National Corporation and the Continuance of the Company in Bermuda as more fully described in the Registration Statement (as defined below).

For the purposes of this opinion we have examined and relied upon a Registration Statement on Form S-4 (the "Registration Statement") to be filed with the United States Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended, of the United States (the "Securities Act") relating to the Company's common shares (the "Common Shares"), and certain other related documents listed in the Schedule to this opinion.

The Registration Statement and the Schedule documents are hereinafter referred to as the "Documents".

ASSUMPTIONS

In stating our opinion we have assumed:

(a) the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised, faxed or photostatic copies;

(b) that each of the Documents which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c) that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

(d) that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have any implication in relation to the opinion expressed herein;

(e) that, immediately prior to the continuation of the Company into Bermuda, the Common Shares of the Company will have been validly issued, allotted and fully paid;

(f) that the merger of Leucadia National Corporation with Leucadia National Corporation-Arizona, the subsistence of Leucadia National Corporation-Arizona in Arizona and its subsequent continuance from Arizona to Bermuda have been, or will be, at all times compliant with the relevant laws of New York and Arizona and any applicable federal laws, as the case may be and that all necessary governmental or other approvals from federal or state regulators or other authorities in New York and Arizona, as the case may be, which were or are required to be obtained have been or will be obtained in connection with the aforementioned merger and continuance and the other transactions contemplated in the Registration Statement;

(g) that when executed and filed with the SEC the Registration Statement will be in a form which does not differ in any material respect from that which we have examined for the purposes of this opinion; and

(h) that Leucadia National Corporation when it executes and files the Registration Statement will do so in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the activities contemplated by the Registration Statement would benefit Leucadia National Corporation.

OPINION

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that, upon continuance of the Company to Bermuda:

1. When duly authorised, issued and fully paid for, the Common Shares will be validly issued, fully paid, non-assessable shares of the Company.

2. The issue of the Common Shares will not violate, conflict with or constitute a default under (i) any requirement of any law or any regulation of Bermuda, or (ii) the Constitutional Documents as that term is defined in the Schedule to this opinion.

3. There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof, in respect of the issue of the Common Shares.

4. The statements in the Proxy Statement/Prospectus included as part of the Registration Statement under the heading "Bermuda Tax Consequences" and "Comparison of Rights of Shareholders" as they purport to describe matters of Bermuda law, are accurate and correct in all material respects.

RESERVATIONS

We have the following reservations:

(a) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(b) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between such Company and the holder of shares, that no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

DISCLOSURE

This opinion is addressed to you in connection with the filing by the Company of the Registration Statement with the SEC. We consent to the inclusion of this opinion as Exhibits 5.2 and 8.2 to the Registration Statement and to the reference to our firm under the captions "Bermuda Tax Consequences" and "Legal Matters" in the Proxy Statement/Prospectus included as part of the Registration Statement. This opinion is not to be made available to, or relied upon, by any other person or entity, or for any other purpose, without our prior written consent, except that this opinion may be relied upon by Weil, Gotshal & Manges LLP in rendering its opinion in connection with the filing by Leucadia National Corporation of the Registration Statement with the SEC, as referred to herein.

In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to or relied upon by any Person for any purpose.

Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully,

/s/ Appleby Spurling & Kempe
----------------------------

                                    SCHEDULE
                                    --------


1.       Proxy Statement/Prospectus.

2.       Company's Memorandum of Continuance in Bermuda.

3.       Company's Bye-laws upon continuance in Bermuda.

         (The latter two documents, together, the "Constitutional Documents")